EXHIBIT 1.1

LADENBURG THALMANN FINANCIAL SERVICES INC.

7.75% SENIOR NOTES DUE 2029

UNDERWRITING AGREEMENT

May 21, 2019

UBS SECURITIES LLC

MORGAN STANLEY & CO. LLC

RBC CAPITAL MARKETS, LLC

As Representatives of the

several Underwriters named

in Schedule A hereto

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

c/o Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

c/o RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, NY 10281

Ladies and Gentlemen:

Ladenburg Thalmann Financial Services Inc., a Florida corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule A hereto (the “Underwriters”), for whom UBS Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC are acting as representatives (in such capacity, the “Representatives”), $50,000,000 aggregate principal amount of 7.75% Senior Notes due 2029 (the “Firm Notes”). In addition, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional $7,500,000 aggregate principal amount of 7.75% Senior Notes due 2029 (the “Additional Notes”), to cover overallotments, if any. The Firm Notes and, if and to the extent such option is exercised, the Additional Notes are hereinafter collectively referred to as the “Notes.”

The Notes will be issued under an indenture, dated as of November 21, 2017 (the “Base Indenture”), as supplemented by the Fourth Supplemental Indenture to be dated as of May 29, 2019 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will be issued to Cede & Co., as nominee of the Depository Trust Company (“DTC”) pursuant to a blanket letter of representations delivered to DTC prior to the date hereof (the “DTC Letter”). The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The Company and the Underwriters agree as follows:

1. The Offering. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, severally and not jointly, the aggregate principal amount of Firm Notes set forth opposite the name of such Underwriter on Schedule A, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company at the price (the “Purchase Price”) set forth in Schedule B hereto the aggregate principal amount of Firm Notes set forth opposite the name of such Underwriter on Schedule A hereto subject to adjustment in accordance with Section 7 hereof.

In addition, the Company hereby grants to the several Underwriters the option to purchase and, upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Notes to be purchased by each of them, all or a portion of the Additional Notes, for the sole purpose of covering overallotments made in the offering of the Firm Notes, at the same Purchase Price to be paid by the Underwriters for the Firm Notes (without giving effect to any accrued interest from the Closing Date (as defined herein) to the Additional Closing Date). This option may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time in whole or in part by written notice from the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate principal amount of Additional Notes as to which the option is being exercised and (ii) the date, time and place at which such Additional Notes are to be delivered (such date, the “Additional Closing Date” and such time of such date, the “Additional Time of Purchase”); provided, however, that the Additional Time of Purchase may be simultaneous with, but shall not be earlier than the Time of Purchase (as defined below) and shall not be earlier than two nor later than five full business days after delivery of such notice of exercise. The aggregate principal amount of Additional Notes to be sold to each Underwriter shall be the aggregate principal amount which bears the same proportion to the total aggregate principal amount of Additional Notes being purchased as the number of Firm Notes set forth opposite the name of such Underwriter on Schedule A hereto bears to the total aggregate principal amount of Firm Notes, subject to adjustment in accordance with Section 7 hereof. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

2

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

(a) The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”) a “shelf” Registration Statement (as hereinafter defined) on Form S-3 (File No. 333-216733), which was declared effective by the Commission as of April 27, 2017 (the “Effective Date”), including a base prospectus relating to the securities registered pursuant to such Registration Statement (the “Base Prospectus”) and such amendments and supplements thereto as may have been required to the date of this Agreement. The term “Registration Statement” as used in this Agreement means the registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement pursuant to Rule 430B of the Rules and Regulations), including the Base Prospectus, as amended and/or supplemented to the date of this Agreement. The Registration Statement is effective under the Securities Act, and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus (as defined below) has been issued by the Commission, and no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or are threatened by the Commission. The Company, if required by the Rules and Regulations of the Commission, will file the Prospectus with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The term “Pricing Prospectus” as used in this Agreement means the preliminary prospectus supplement provided to the Underwriters by the Company for use in connection with the offering and sale of the Notes (the “Offering”), together with the Base Prospectus. The term “Prospectus” as used in this Agreement means the final prospectus supplement provided to the Underwriters by the Company for use in connection with the Offering, together with the Base Prospectus. The term “Pricing Prospectus” or “Prospectus,” as the case may be, refers to the applicable prospectus in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Pricing Prospectus or the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term “Pricing Prospectus” or “Prospectus,” as the case may be, shall refer to such revised prospectus or prospectus supplement from and after the time it is first provided to the Underwriters for such use. Any reference herein to the Registration Statement or the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the Effective Date of the Registration Statement or the date of the Pricing Prospectus or the date of the Prospectus, respectively, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement or to the Pricing Prospectus or the Prospectus shall be deemed to refer to and include, without limitation, (i) the filing of any document under the Exchange Act after the Effective Date or the date of the Pricing Prospectus or the Prospectus, as the case may be, which is incorporated by reference and (ii) any such document so filed. The Company will file any necessary abbreviated registration statement to register additional securities pursuant to Rule 462(b) under the Rules and Regulations (the “462(b) Registration Statement”), and any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.

3

(b) As of the Applicable Time (as defined below) and as of the Time of Purchase and any Additional Time of Purchase, as the case may be, the Pricing Prospectus conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and none of (i) any General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time, and the Pricing Prospectus, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below) issued at or prior to the Time of Purchase and any Additional Time of Purchase, as the case may be, or (iii) the bona fide electronic road show, if any (as defined in Rule 433(h)(5) of the Rules and Regulations), that has been made available to any person, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted, or as of the Time of Purchase and any Additional Time of Purchase, as the case may be, will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package, any individual Limited Use Free Writing Prospectus or the bona fide electronic road show, if any, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the “Underwriter’s Information” which is defined as the information set forth in Section 17. As used in this Section 2(b) and elsewhere in this Agreement:

“Applicable Time” means 2:05 P.M., New York time, on the date of this Agreement.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus identified on Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Notes in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c) No order preventing or suspending the use of any Issuer Free Writing Prospectus or the Pricing Prospectus relating to the Offering has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission.

(d) At each effective time of the Registration Statement, as amended or supplemented, at the Applicable Time and at the Time of Purchase and any Additional Time of Purchase, as the case may be, the Registration Statement, as amended or supplemented, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, as amended or supplemented, at the date thereof, at the Applicable Time and at the Time of Purchase and any Additional Time of Purchase, as the case may be, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this Section 2(d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, the Underwriter’s Information.

4

(e) Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(c), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Pricing Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or includes an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, the Underwriter’s Information.

(f) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, the Rules and Regulations and the rules and regulations of the Commission under the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Pricing Prospectus or the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, the Rules and Regulations and the rules and regulations of the Commission under the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) The Company is not, and has not been during the last three years, a blank check company as defined in Rule 419(a)(2) of the Rules and Regulations, a shell company as defined in Rule 405 of the Rules and Regulations, or an issuer for an offering of penny stock as defined in Rule 3a51-1 under the Exchange Act. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than the Registration Statement, the Pricing Prospectus, the Prospectus, any General Use Free Writing Prospectuses and any Limited Use Free Writing Prospectuses reviewed and consented to by the Representatives (which consent shall not be unreasonably withheld). The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show,” as defined in Rule 433(d)(8) of the Rules and Regulations), if any, in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.

(h) The Company has the full right, power and authority to execute and deliver, and perform its obligations under, this Agreement, the Indenture, the Notes and the DTC Letter.

(i) This Agreement and the Indenture have been duly authorized by the Company, and this Agreement and the Base Indenture have been duly executed and delivered and constitute, and as of the Closing Date the Fourth Supplemental Indenture will have been duly executed and delivered by the Company and will constitute, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforcement thereof may be subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law).

5

(j) The Notes have been duly authorized for sale to the Underwriters pursuant to this Agreement and, when executed and delivered by the Company and authenticated by the Trustee pursuant to the provisions of this Agreement and of the Indenture relating thereto, against payment of the consideration set forth in this Agreement, will be valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law), and will be entitled to the benefits of the Indenture relating thereto.

(k) The Notes and the Indenture conform in all material respect to the statements relating thereto contained in the General Disclosure Package and the Prospectus, and other than as contemplated in the General Disclosure Package and the Prospectus, none of the Company or any of its Subsidiaries has issued any debt securities or entered into any agreement or arrangement relating to the issuance of any debt securities.

(l) The outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable, and were issued in compliance in all material respects with United States federal and applicable state securities laws. The shares of the Company’s capital stock conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, and, as applicable, represent valid and legally binding obligations of the Company enforceable in accordance with their terms, and were issued in compliance in all material respects with United States federal and applicable state securities laws. None of the outstanding shares of capital stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

(m) Since the date of the most recent financial statements of the Company included in the Registration Statement, the General Disclosure Package or the Prospectus, except as set forth or contemplated therein, (i) there has been no event, occurrence, fact, condition or change that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs, properties or business prospects of the Company and its subsidiaries listed on Exhibit 21 to the Company’s Annual Report on Form 10-K (the “10-K”) for its most recently completed fiscal year (its “Subsidiaries”), considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), and (ii) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise.

6

(n) The Company and its Subsidiaries do not have any off-balance sheet obligations or any “variable interest entities” within the meaning of the Financial Accounting Standards Board’s Accounting Standards Codification Topic 810, which are not disclosed in the General Disclosure Package, the Prospectus and the Registration Statement.

(o) The Company and its Subsidiaries do not own any real property. The Company and its Subsidiaries have good and marketable title to all personal property purported to be owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects of title, except such as are described in the General Disclosure Package and Prospectus or would not individually or in the aggregate have a Material Adverse Effect. All of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries hold interests in properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any such Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(p) The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary to carry on the business now operated by them (collectively, “Intellectual Property”), and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(q) There is no contract or other document of a character required to be described in the Registration Statement, the General Disclosure Package or Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required; and the statements in the Prospectus under the headings “Description of the Notes,” “Description of Capital Stock” and “U.S. Federal Income Tax Considerations” and in the 10-K under the headings “Legal Proceedings” and “Business – Government Regulation,” insofar as such statements summarize legal matters, agreements, documents, proceedings or regulations discussed therein, are accurate and fair summaries of such legal matters, agreements, documents, proceedings or regulations in all material respects.

(r) Each of the Company and its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure to qualify would not individually or in the aggregate have a Material Adverse Effect.

7

(s) All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the General Disclosure Package and the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly-owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(t) The Company is not and, after giving effect to the Offering and sale of the Notes and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(u) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein and in the General Disclosure Package and the Prospectus, except such as have been obtained under the Securities Act, the Rules and Regulations, the rules of the NYSE American, the rules and regulations of the Financial Industry Regulatory Authority, Inc. and such as may be required under blue sky laws of any jurisdiction.

(v) Neither (i) the execution, delivery and performance of this Agreement and the Indenture by the Company nor (ii) the issuance and sale of the Notes by the Company will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to (in each case, with or without notice or lapse of time or both), (x) the charter or by-laws of the Company or any of its Subsidiaries, (y) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (z) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties.

(w) There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement.

8

(x) The consolidated historical financial statements and related notes and schedules of the Company and its consolidated subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and the Rules and Regulations and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, the General Disclosure Package, or the Prospectus or a document incorporated by reference therein in accordance with the Securities Act and the Rules and Regulations which has not been included or incorporated as so required. The pro forma financial statements of the Company and its Subsidiaries and the related notes thereto included or incorporated by reference in to the General Disclosure Package, the Prospectus and the Registration Statement present fairly, in all material respects, the information contained therein, have been prepared, in all material respects, in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(y) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened (i) that would reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto), or (ii) that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus and are not so described; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(z) Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except for such violation or default that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(aa) EisnerAmper LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations. To the knowledge of the Company, except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, EisnerAmper LLP has not been engaged by the Company or any of its Subsidiaries, as applicable, to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

9

(bb) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Notes.

(cc) The Company has filed all tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not reasonably be expected to result in a Material Adverse Effect and except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to result in a Material Adverse Effect and except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(dd) No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to result in a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ee) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instruments as to which any insurance company is denying liability or defending under a reservation of rights clause except as would not reasonably be expected to result in a Material Adverse Effect; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be reasonably expected to result in a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

10

(ff) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or, with the exceptions of Securities America Financial Corporation and Securities America Advisors, Inc., from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary, except as described in or contemplated by the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(gg) The Company, its Subsidiaries and each officer or director of the Company or such Subsidiaries possess all registrations, licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses (including, but not limited to, as an investment advisor, a futures commission merchant or a broker-dealer, as applicable), and are in compliance with all applicable laws, rules and regulations requiring any such registrations, licenses, certificates, permits and other authorizations, including those rules and regulations listed under the heading “Business – Government Regulation” in the 10-K, except where non-possession or non-compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any such Subsidiaries or, to the knowledge of the Company, any officer or director of the Company or such Subsidiaries, has received any notice of proceedings relating to the revocation or modification of any such registrations, licenses, certificates, permits or authorizations, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(hh) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules, regulations and guidelines applicable thereto.

(ii) The Company and its Subsidiaries’ internal controls over financial reporting are effective and the Company and its Subsidiaries are not aware of any material weakness in their internal controls over financial reporting, except that no representation or warranty is provided with respect to the effectiveness of internal control over financial reporting at any Subsidiary to the extent the Commission permits the Company to exclude such Subsidiaries in its assessment of internal control, provided that the Company has taken, or intends to take, all necessary actions to ensure that, within the time period required, the Company and the Subsidiaries will maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 of the 1934 Act Regulations) at any such Subsidiaries. The Company and each of its Subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the 1934 Act Regulations); such disclosure controls and procedures are effective.

11

(jj) The Company and its Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto). Except as set forth in the General Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(kk) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its Subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its Subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its Subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its Subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected to result in a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its Subsidiaries related to their employment that would reasonably be expected to result in a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its Subsidiaries may have any liability.

(ll) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

12

(mm) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of, has taken or will take any action, directly or indirectly, that would result in, a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gifts, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(nn) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(oo) (i) Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) and the Company will not directly or indirectly use the proceeds from the sale of the Notes, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC.

(pp) The interactive data in the eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules, regulations and guidelines applicable thereto.

(qq) Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the consent to the use of such data from such sources.

(rr) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

13

(ss) No relationship, direct or indirect, exists between or among the Company and any of its Subsidiaries, on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its Subsidiaries or any of their affiliates, on the other hand, which is required to be described in the General Disclosure Package or the Prospectus or a document incorporated by reference therein and which is not so described.

(tt) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Notes to repay any outstanding debt owed to any affiliate of any of the Underwriters.

(uu) Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the Offering or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.

(vv) Except as described in the General Disclosure Package and Prospectus, the Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares of common stock or preferred stock of the Company issued pursuant to equity distribution agreements for at-the-market offering programs in effect as of the date hereof, employee benefit plans, qualified equity compensation plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ww) The Company has filed an application for listing of the Notes on the NYSE American prior to the date of this Agreement. The Company reasonably expects the NYSE American to approve such application. No approval of the stockholders of the Company under the rules and regulations of the NYSE American is required for the Company to issue and deliver the Notes.

(xx) The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the Underwriters in Section 1 and (ii) the completion of distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the General Disclosure Package, any Limited Use Free Writing Prospectus reviewed and consented to by the Representatives (which consent shall not be unreasonably withheld) and the Prospectus.

(yy) Any certificate signed by or on behalf of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

14

3. The Closing.

(a) Payment of the purchase price for the Firm Notes shall be made to the Company by Federal Funds wire transfer against delivery of such Firm Notes to or as designated by the Representatives through the facilities of DTC for the respective accounts of the Underwriters. Such payment and delivery shall be made at 11:00 A.M., New York time, on May 29, 2019 (such date, the “Closing Date”). The time at which such payment and delivery are to be made is hereinafter sometimes called the “Time of Purchase.” Electronic transfer of the Firm Notes shall be made at the Time of Purchase in such names and in such denominations as the Representatives shall specify.

(b) Payment of the purchase price for the Additional Notes shall be made at the Additional Time of Purchase in the same manner and at the same office and time of day as the payment for the Firm Notes. Electronic transfer of the Additional Notes shall be made at the Additional Time of Purchase in such names and in such denominations as the Representatives shall specify.

(c) Delivery of the documents required to be delivered to the Underwriters pursuant to Sections 4 and 6 hereof shall be at 11:00 A.M., New York time, on the Closing Date or the Additional Closing Date, as the case may be, at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006.

4. Further Covenants and Agreements of the Company. The Company covenants and agrees with the Underwriters as follows:

(a) To prepare a Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives, and file such Rule 462(b) Registration Statement with the Commission on the date hereof; to prepare the Prospectus in a form approved by the Representatives, containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on rules 430A, 430B and 430C and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations; to notify the Representatives promptly of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Prospectus in connection with this Offering and to provide a draft of any such amendment or supplement to the Registration Statement, the General Disclosure Package or the Prospectus to the Representatives, for review within an amount of time that is reasonably practical under the circumstances and prior to filing, and to file no such amendment or supplement to which the Representatives shall have reasonably objected in writing; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed in connection with the Offering or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to file within the time periods prescribed by the Exchange Act, including any extension thereof, all material required to be filed by the Company with the Commission pursuant to Rule 433(d) or 163(b)(2), as the case may be; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

15

(b) To prepare a final term sheet for the Notes, containing solely a description of final terms of the Notes and the offering thereof, in the form approved by the Representatives and attached as Schedule D hereto and to file such term sheet pursuant to, and within the time required by, Rule 433(d).

(c) That, unless it obtains the prior consent of the Representatives, it has not made and will not make any offer relating to the Notes that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations unless the prior written consent of the Representatives has been received (each, a “Permitted Free Writing Prospectus”), other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 4(b) hereof; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the free writing prospectuses included in Schedule C hereto. The Company shall furnish to the Representatives, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and that it has and will comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping.

(d) If at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend or supplement any Registration Statement or the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representatives, and upon the Representatives’ request, the Company will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters.

(e) To the extent not available on the Commission’s EDGAR system, to make generally available to its security holders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of each Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its consolidated Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

16

(f) To take promptly from time to time such actions as the Representatives may reasonably request to qualify the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representatives may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Notes in such jurisdictions; provided that the Company and its Subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(g) To supply the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Notes under the Securities Act or the Registration Statement or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(h) Prior to the Time of Purchase and the Additional Time of Purchase, if any, not to issue any press release or other communication directly or indirectly or hold any press conference (other than the Company’s customary quarterly press release and conference call and press releases in the ordinary course of business consistent with past practice in timing, manner and form) without the prior written consent of the Representatives (which consent shall not be unreasonably withheld).

(i) To apply the net proceeds from the sale of the Notes as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(j) Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any debt securities issued or guaranteed by the Company or any securities convertible into or exchangeable or exercisable for debt securities issued or guaranteed by the Company or file or cause to be declared effective a registration statement under the Securities Act with respect to any of the foregoing for a period of 30 days after the date hereof without the prior written consent of the Representatives, which may not be unreasonably withheld. The foregoing sentence shall not apply to the registration of the Notes and the sale to the Underwriters pursuant to this Agreement, or to the issuance upon exchange, and registration of, new notes pursuant to the exchange registration rights granted pursuant to the terms of the Company’s 7.25% Senior Notes Due 2028.

(k) To cooperate with the Representatives and use its commercially reasonable efforts to permit the offered Notes to be eligible for clearance and settlement through the facilities of DTC.

(l) To use its commercially reasonable efforts to list, effect and maintain, subject to notice of issuance, the Notes on the NYSE American.

17

(m) Until the Representatives shall have notified the Company of the completion of the Offering of the Notes, the Company shall not, and shall cause its Subsidiaries and the officers, directors or affiliates of the Company and its Subsidiaries not to, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or otherwise.

(n) To use its commercially reasonable efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Time of Purchase or the Additional Time of Purchase, as applicable and to satisfy all conditions precedent to the delivery of the Notes to be delivered at such time.

5. Payment of Expenses. The Company agrees to pay, or reimburse if paid by the Underwriters, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale and delivery of the Notes to the Underwriters and any taxes payable in that connection; (b) the costs incident to the registration of the Notes under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein; (d) all costs and expenses incident to listing the Notes on the NYSE American; (e) the fees and expenses of counsel for the Underwriters incurred in connection with qualifying the Notes under the securities laws of the several jurisdictions provided in the Prospectus and of preparing, printing and distributing wrappers; (f) the fees and expenses of the Trustee and any transfer agent, registrar or depository with respect to the Notes; (g) the expenses and application fees incurred in connection with the approval of the Notes for book-entry transfer by DTC; (h) all other costs and expenses of the Company incident to the offering of the Notes by, or the performance of the obligations of, the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants and the travel and other reasonable expenses incurred by Company personnel in connection with any “road show”); and (i) all other reasonable out-of-pocket fees and expenses incurred by the Underwriters in connection with the Offering, including fees and expenses of counsel to the Underwriters, up to a maximum aggregate amount of $100,000.

6. Conditions to the Obligations of the Underwriters, and the Sale of the Notes. The obligations of the Underwriters hereunder, and the closing of the sale of the Notes, are subject to the accuracy in all material respects (unless qualified by materiality or by “Material Adverse Effect,” in which case such representations and warrants shall be accurate in all respects), when made and as of the Applicable Time and at the Time of Purchase or the Additional Time of Purchase, as the case may be, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company, in all material respects, of its obligations hereunder, and to each of the following additional terms and conditions:

(a) No stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission.

18

(b) The Registration Statement or any amendment or supplement thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, shall contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(c) The Company shall have furnished to the Representatives a certificate, dated the Closing Date or the Additional Closing Date, as the case may be, of its Chief Executive Officer and its Chief Financial Officer stating that (i) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Prospectus, (ii) to the best of their knowledge after reasonable investigation, as of such date, the representations and warranties of the Company in this Agreement are true and correct in all material respects (unless qualified by materiality or by “Material Adverse Effect,” in which case such representations and warrants shall be accurate in all respects), and the Company has complied, in all material respects, with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such date, and (iii) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package and Prospectus, any material adverse change in the financial position or results of operations of the Company and its Subsidiaries, taken as a whole, or any change or development that, individually or in the aggregate, would reasonably be expected to involve a material adverse change in or affecting the condition (financial or otherwise), results of operations, business or assets of the Company and its Subsidiaries, taken as a whole, except as set forth in the General Disclosure Package and Prospectus.

(d) Since the date of the latest audited financial statements with respect to the Company and its Subsidiaries included in the General Disclosure Package and Prospectus or incorporated by reference in the General Disclosure Package and Prospectus as of the date hereof, (i) neither the Company nor any of its Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package and Prospectus, and (ii) there shall not have been any change in the capital stock of the Company or any change in the long-term debt of the Company and its Subsidiaries, taken as a whole, or any change or any development in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole, otherwise than as set forth in the General Disclosure Package and Prospectus, the effect of which, in any such case described in clause (i) or (ii) of this Section 6(d), would result in a Material Adverse Effect.

19

(e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change with negative implications, in the rating accorded the Company or any of its debt securities by any “nationally recognized statistical rating organization” as that term is used by the Commission for purposes of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

(f) No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Notes or result in a Material Adverse Effect; and no injunction, restraining order or order of any other nature by any United States federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Notes or result in a Material Adverse Effect.

(g) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the NYSE American or the NASDAQ Stock Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by United States federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Notes on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(h) The Underwriters shall have received an opinion and negative assurance letter of Greenberg Traurig, LLP, counsel for the Company, dated the Closing Date or the Additional Closing Date, as the case may be, covering such customary matters as the Underwriters shall reasonably request.

(i) The Underwriters shall have received the favorable opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, dated the Closing Date or the Additional Closing Date, as the case may be, and covering such customary matters as the Underwriters shall reasonably request.

20

(j) The Underwriters shall have received from EisnerAmper LLP letters dated, respectively, the date hereof, the Closing Date and, if applicable, the Additional Closing Date, in form and substance satisfactory to the Representatives containing, with respect to the date hereof, statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the General Disclosure Package, the Prospectus and the Registration Statement, and with respect to the Closing Date and, if applicable, the Additional Closing Date, statements reaffirming the statements made in the letter furnished on the date hereof pursuant to this subsection (j).

(k) The Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably require for the purpose of enabling the Underwriters to pass upon the issuance and sale of the Notes as herein contemplated.

(l) The Base Indenture shall be in full force and effect, and the Company and the Trustee shall have executed and delivered the Fourth Supplemental Indenture and the Notes.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated in the absolute discretion of the Representatives by notice to the Company at any time on or prior to the Closing Date and, with respect to the Additional Notes, at any time on or prior to the applicable Additional Closing Date, which termination shall be without liability on the part of any party to any other party (except to the extent provided in Section 8 hereof), except that Sections 5, 6, 8 and 9 shall at all times be effective and shall survive such termination.

7. Increase in Underwriters’ Commitments. Subject to Section 6 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Notes to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof) and if the aggregate principal amount of Firm Notes which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total aggregate principal amount of Firm Notes, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate principal amount of Firm Notes they are obligated to purchase pursuant to Section 1 hereof) the aggregate principal amount of Firm Notes agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Notes shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as the Representatives may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Notes shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate principal amount of Firm Notes set opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Notes hereunder unless all of the Firm Notes are purchased by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the Representatives’ approval).

21

If a new Underwriter or Underwriters are substituted by the Representatives or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or the Representatives shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the General Disclosure Package and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 7 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate principal amount of Firm Notes which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total aggregate principal amount of Firm Notes which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day-period stated above for the purchase of all the Firm Notes which the defaulting Underwriter or Underwriters agreed to purchase hereunder, then this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter (except as provided in Section 8) and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its respective affiliates and each of their respective directors, officers, members, employees, representatives and agents, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Underwriter Indemnified Parties,” and each, an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement, the General Disclosure Package or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, (B) the omission or alleged omission to state in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement, the General Disclosure Package or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any breach of the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or pursuant to any law, and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information concerning the Underwriters furnished to the Company by or on behalf of the Underwriters specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information. This indemnity agreement is not exclusive and will be in addition to any liability, which the Company may otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

22

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement, the General Disclosure Package or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement, the General Disclosure Package or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability which such Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

23

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel as set forth herein, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation which shall remain the expense of the Company) shall be at the expense of such indemnified party unless (i) in the case of an Underwriter Indemnified Party, the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 8(a), or (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Underwriter if the indemnified parties under this Section 8 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 8 consist of any Company Indemnified Parties. Subject to this Section 8(c), the amount payable by an indemnifying party under Section 8 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, or if its consent has been unreasonably withheld or delayed, or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

24

(d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or Section 8(b), then each applicable indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the Offering, or (ii) if the allocation provided by clause (i) of this Section 8(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 8(d) but also the relative fault of the Company on the one hand and each of the respective Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering pursuant to this Agreement (before deducting expenses) received by the Company bear to the total compensation received by the Underwriter in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act.

25

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the total compensation received by such Underwriter hereunder less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act.

No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) the Underwriters’ responsibility to the Company is solely contractual in nature, the Underwriters have been retained solely to act as underwriters in connection with the Offering and no fiduciary, advisory or agency relationship between the Company and any Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether such Underwriter has advised or is advising the Company on other matters;

(b) the price of the Notes set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) no Underwriter has advised, and no Underwriter is advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby;

(d) the Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company with respect thereto;

(e) no Underwriter has or will be rendering an opinion to the Company as to the fairness of the terms of the offering of the Notes;

(f) it has been advised that each Underwriter, and their respective affiliates, are engaged in a broad range of transactions which may involve interests that differ from those of the Company and no Underwriter has an obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

26

(g) it waives, to the fullest extent permitted by law, any claims it may have against any Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that each Underwriter shall not have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

10. Successors; Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnity of the Underwriters shall be for benefit of the Company Indemnified Parties.

11. Survival of Indemnities, Representations, Warranties, Etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company or any person controlling any of them and shall survive delivery of and payment for the Notes. Notwithstanding any termination of this Agreement, the indemnity and contribution agreements contained in Section 8 and the covenants, representations, warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.

12. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, facsimile transmission, overnight courier or email to (i) UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Facsimile: (203) 719-0495, Attention: Fixed Income Syndicate, (ii) Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, Facsimile: (212) 507-8999, Attention: Investment Banking Division and (iii) RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, 8th Floor, New York, NY 10281, Facsimile: (212) 428-6260Attention; DCM Transaction Management; with a copy to Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, Attention: David Lopez, E-mail: dlopez@cgsh.com.

(b) if to the Company, shall be delivered or sent by mail, facsimile transmission, overnight courier or email to Ladenburg Thalmann Financial Services Inc., 4400 Biscayne Blvd., 12th Floor, Miami, Florida 33137, Attention: Brian Heller, Senior Vice President—Business & Legal Affairs, E-mail: bheller@ladenburg.com, with a copy to the counsel to the Company at Greenberg Traurig, LLP, 333 SE 2nd Avenue, Suite 4400, Miami, Florida 33131, Attention: Robert L. Grossman, E-mail: grossmanb@gtlaw.com.

27

13. Definition of Certain Terms. For purposes of this Agreement “business day” means any day on which the NYSE American is open for trading.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15. Submission to Jurisdiction. Except as otherwise set forth in this Agreement, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

16. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

28

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17. Underwriter’s Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriter’s Information consists solely of the following information in the General Disclosure Package, the Prospectus and in the Registration Statement: the concession figure appearing in the first paragraph under the section entitled “Underwriting (Conflicts of Interests) – Underwriting Discounts and Expenses,” the information contained in the section entitled “Underwriting (Conflicts of Interest) – Price Stabilization, Short Positions” and the information contained in the first paragraph under the section entitled “Underwriting (Conflicts of Interests) – Electronic Offer, Sale and Distribution of the Notes.”

18. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

20. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and such signatures may be delivered by facsimile.

[Signature Page Follows]

29

If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours,

LADENBURG THALMANN FINANCIAL SERVICES INC.

By:	/s/ Brett Kaufman
Name:	Brett Kaufman
Title:	Chief Financial Officer

Accepted as of the date hereof:

UBS SECURITIES LLC

MORGAN STANLEY & CO. LLC

RBC CAPITAL MARKETS, LLC

On behalf of themselves and on behalf of the

several Underwriters named in Schedule A hereto

UBS SECURITIES LLC

By:	/s/ Ahmet Yetis
Name:	Ahmet Yetis
Title:	Executive Director

By:	/s/ Danielle Schwartz
Name:	Danielle Schwartz
Title:	Associate Director

MORGAN STANLEY & CO. LLC

By:	/s/ Ian Drewe
Name:	Ian Drewe
Title:	Executive Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Saurabh Monga
Name:	Saurabh Monga
Title:	Managing Director

SCHEDULE A

Underwriters

Underwriters	Aggregate Principal Amount of Firm Notes to be Purchased
UBS Securities LLC	$15,000,000
Morgan Stanley & Co. LLC	$15,000,000
RBC Capital Markets, LLC	$15,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$2,500,000
Incapital LLC	$2,500,000
Total	$50,000,000

SCHEDULE B

Pricing Information

The aggregate principal amount of the Firm Notes is $50,000,000.

The public offering price for the Notes shall be 100% of the aggregate principal amount, plus accrued interest from May 29, 2019, if the initial settlement occurs after that date.

The purchase price for the Notes to be paid by the several Underwriters shall be 96.85% of the aggregate principal amount thereof.

The interest rate shall be 7.75%.

The maturity date for the Notes shall be June 30, 2029.

The expiration of the no-call period shall be June 30, 2022.

SCHEDULE C

Free Writing Prospectuses

Final term sheet as prepared pursuant to Section 4(b) hereto and filed as an Issuer Free Writing Prospectus by the Company with the Commission on May 22, 2019.

SCHEDULE D

Issuer Free Writing Prospectus dated May 21, 2019

Filed pursuant to Rule 433

Registration No. 333-216733

Relating to Preliminary Prospectus Supplement dated May 21, 2019

LADENBURG THALMANN FINANCIAL SERVICES INC.

US $50,000,000 7.75% Senior Notes Due 2029

Final Term Sheet

Issuer:	Ladenburg Thalmann Financial Services Inc.

Securities:	7.75% Senior Notes Due 2029

Type:	SEC Registered

Trade Date:	May 21, 2019

Settlement Date*:	May 29, 2019

Expected Rating**:	[intentionally omitted]

Listing:	Expected NYSE American “LTSH”

Size***:	$50,000,000

Maturity Date:	June 30, 2029

Annual Coupon:	7.75%, paid quarterly in arrears

Interest Payment Dates:	March 31, June 30, September 30 and December 31. For the first interest payment, cash interest will accrue from May 29, 2019 and be payable on September 30, 2019

Price to the Public:	100%, plus accrued interest from May 29, 2019, if the initial settlement occurs after that date

Day Count:	30/360

Optional Redemption:	June 30, 2022, in whole or in part and anytime thereafter at a price equal to 100% of the principal amount of the Notes

Minimum Denomination/Multiples:	$25.00/$25.00

CUSIP/ISIN:	50575Q508/US50575Q5080

Joint Book-Running Managers:	UBS Securities LLC Morgan Stanley & Co. LLC RBC Capital Markets, LLC Ladenburg Thalmann & Co. Inc.

Co-Managers	BB&T Capital Markets, a division of BB&T Securities, LLC Incapital LLC

* Note: Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the Pricing Date or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisor.

** Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

*** Note: The offering size does not include $7,500,000 in aggregate principal amount of 7.75% Senior Notes due 2029 that are issuable to the underwriters to cover over-allotments, if any.

This communication is intended for the sole use of the person to whom it is provided by the issuer.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling UBS Securities LLC toll-free at (888)-827-7275, Morgan Stanley & Co. LLC toll-free at (800)-584-6837, RBC Capital Markets, LLC toll-free at (866)-375-6829, and Ladenburg Thalmann & Co. Inc. toll-free at (800)-573-2541.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.